EXHIBIT 99.1

Dolphin Entertainment Reports First Quarter 2020 Results

Company Reports $6.6 million of Revenue and $2.1 million of Net Income

NEW YORK, NY and LOS ANGELES, CA / ACCESSWIRE / July 13, 2020 / Dolphin Entertainment, Inc. (NASDAQ: DLPN), a leading independent entertainment marketing and production company, reports its operating results for the three months ended March 31, 2020.

Highlights

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Total Q1 revenue and the revenue from the company’s core entertainment and publicity segment, increased approximately 5% and 6.0%, respectively, year-over-year, to $6,633,800.

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Operating loss for the three months ended March 31, 2020 of $870,859, which included non-cash items from depreciation and amortization of $521,003, as compared to operating loss of $825,161 including non-cash items for depreciation and amortization of $481,642 for the same period in the prior year.

•

Net Income for the three months ended March 31, 2020 of $2,073,847, compared to net income of $122,608 for the same period in the prior year.

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Shore Fire Media's clients won a collective 11 GRAMMY Awards, including seven in various Best Album categories.

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42West was involved in various capacities with 13 films that earned a total of 49 Academy Award nominations and won 9 Oscars.

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The Door and Shore Fire Media participated in a number of star-studded celebrations around the biggest sporting event in the nation, Super Bowl LIV, including the Super Bowl Music Fest headlined by acts such as DJ Khaled, Guns N Roses and Adam Levine.

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Rachel Aberly, Executive Vice President of 42West, won the inaugural "Publicist of the Year" award at the 2020 Publicists Awards.

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Dolphin Entertainment acquired feature comedy script SISTERS BEFORE MISTERS, and attached Lea Thompson to direct.

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Furthermore, on June 9, 2020, Dolphin closed on a securities purchase agreement, previously announced on June 5th, 2020, with several institutional investors for the issuance and sale of 7,900,000 shares of its common stock at a price of $1.05 per share, for aggregate gross proceeds of approximately $8.3 million, in a registered direct offering.

About Dolphin Entertainment, Inc.

Dolphin Entertainment is a leading independent entertainment marketing and production company. Through our subsidiaries 42West, The Door and Shore Fire Media, we provide expert strategic marketing and publicity services to many of the top brands, both individual and corporate, in the film, television, music and hospitality industries. In December 2019, all three PR firms were ranked among the Observer’s “Power 50” PR Firms in the United States, an unprecedented achievement.  Dolphin's acquisition of Viewpoint Creative adds full-service creative branding and production capabilities to our marketing group. Dolphin's legacy content production business, founded by Emmy-nominated CEO Bill O'Dowd, has produced multiple feature films and award-winning digital series.

Contact:

James Carbonara

Hayden IR

(646)-755-7412

james@haydenir.com

This press release contains 'forward-looking statements' within the meaning of the Private Securities Litigation Reform Act. These forward-looking statements may address, among other things, Dolphin Entertainment Inc.'s offering of common stock as well as expected financial and operational results and the related assumptions underlying its expected results. These forward-looking statements are distinguished by the use of words such as "will," "would," "anticipate," "expect," "believe," "designed," "plan," or "intend," the negative of these terms, and similar references to future periods. These views involve risks and uncertainties that are difficult to predict and, accordingly, Dolphin Entertainment's actual results may differ materially from the results discussed in its forward-looking statements. Dolphin Entertainment's forward-looking statements contained herein speak only as of the date of this press release. Factors or events Dolphin Entertainment cannot predict, including those described in the risk factors contained in its filings with the Securities and Exchange Commission, may cause its actual results to differ from those expressed in forward-looking statements. Although Dolphin Entertainment believes the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be achieved, and Dolphin Entertainment undertakes no obligation to update publicly any forward-looking statements as a result of new information, future events, or otherwise, except as required by applicable law.

Source:  Dolphin Entertainment, Inc.

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of March 31, 2020	As of December 31, 2019
ASSETS
Current
Cash and cash equivalents	$1,880,744	$2,196,249
Restricted cash	714,089	714,089
Accounts receivable, net	3,464,936	3,581,155
Other current assets	540,387	372,872
Total current assets	6,600,156	6,864,365

Capitalized production costs, net	239,277	203,036
Right-of-use asset	7,026,745	7,435,903
Intangible assets, net of accumulated amortization of $4,730,706 and $4,299,794, respectively.	7,930,627	8,361,539
Goodwill	18,072,825	17,947,989
Property, equipment and leasehold improvements, net	957,290	1,036,849
Investments	220,000	220,000
Deposits and other assets	144,632	502,045
Total Assets	$41,191,552	$42,571,726

LIABILITIES
Current
Accounts payable	$809,620	$832,089
Other current liabilities	5,346,321	5,373,809
Line of credit	—	1,700,390
Term loan	372,863	—
Put rights	2,795,007	2,879,403
Accrued compensation	2,625,000	2,625,000
Debt	—	3,311,198
Loan from related party	1,107,873	1,107,873
Lease liability	1,604,264	1,610,022
Contract liabilities	525,712	309,880
Convertible notes payable	1,252,500	2,383,610
Convertible notes payable at fair value	548,100	—
Notes payable	290,462	288,237
Total current liabilities	17,277,722	22,421,511
Noncurrent
Put rights	—	124,144
Convertible notes payable	945,000	1,100,000
Convertible notes payable at fair value	1,214,786	629,618
Warrants liability	471,516	189,590
Derivative liability	15,456	170,000
Notes payable	1,049,270	1,074,122
Term loan	827,527	—
Contingent consideration	227,000	330,000
Lease liability	5,976,977	6,386,209
Other noncurrent liabilities	570,000	570,000
Total noncurrent liabilities	11,297,532	10,573,683
Total Liabilities	28,575,254	32,995,194

Commitments and contingencies (Note 20)

STOCKHOLDERS' EQUITY
Common stock, $0.015 par value, 200,000,000 shares authorized, 20,036,906 and 17,892,900, respectively, issued and outstanding at March 31, 2020 and December 31, 2019	300,562	268,402
Preferred Stock, Series C, $0.001 par value, 50,000 shares authorized, issued and outstanding at March 31, 2020 and December 31, 2019	1,000	1,000
Additional paid in capital	106,273,738	106,465,896
Accumulated deficit	(93,959,002)	(97,158,766)
Total Stockholders' Equity	12,616,298	9, 576,532
Total Liabilities and Stockholders' Equity	$41,191,552	$42,571,726

DOLPHIN ENTERTAINMENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	For the three months ended
	March 31
	2020	2019
Revenues:
Entertainment publicity and marketing	$6,633,800	$6,238,099
Content Production	—	78,990
Total revenues	6,633,800	6,317,089

Expenses:
Direct costs	688,977	1,187,419
Selling, general and administrative	1,120,616	795,867
Depreciation and amortization	521,003	481,642
Legal and professional	284,440	375,909
Payroll	4,889,623	4,301,413
Total expenses	7,504,659	7,142,250
Loss before other income (expenses)	(870,859)	(825,161)

Other income (expenses):
Gain (loss) on extinguishment of debt	3,259,865	(21,287)
Loss on deconsolidation of Max Steel VIE	(1,484,591)	—
Change in fair value of put rights	1,470,740	1,527,026
Change in f air value of contingent consideration	103,000	(270,000)
Change in fair value of convertible notes and derivative liabilities	147,459	—
Change in fair value of warrants	72,515	—
Interest expense and debt amortization	(624,282)	(287,970)
Total other income, net	2,944,706	947,769
Income before income taxes	$2,073,847	$122,608
Income taxes	—	—
Net income	$2,073,847	$122,608

Income (Loss) per Share:
Basic	$0.08	$0.01
Diluted	$0.01	$(0.08)
Weighted average number of shares used in per share calculation
Basic	20,498,564	15,944,443
Diluted	28,384,982	18,690,377